Exhibit 10.39

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Pledge Agreement”) is dated as of April 9, 2008, between Greenlady II, LLC (“Pledgor”), a limited liability company organized under Delaware law and Bank of America, N.A. (together with its permitted assigns, “Secured Party”).

WHEREAS, Pledgor and Secured Party have entered into a Credit Agreement, dated as of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which Secured Party will make the Loans (as defined therein) to Pledgor on the terms set forth therein (all capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement);

WHEREAS, pursuant to the Transaction Acknowledgement, Pledgor and Secured Party have entered into six distinct Components specified in (and defined under) the Transaction Acknowledgement, further to be evidenced by the Collar Agreement;

WHEREAS, Pledgor has agreed to secure its obligations to Secured Party under the Credit Agreement, the Collar Transaction Documents and each transaction thereunder;

NOW, THEREFORE, in consideration of their mutual covenants contained herein and to secure the full and punctual observance and performance by Pledgor of all Secured Obligations (as defined herein), the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1.                          Definitions. As used herein, the following words and phrases shall have the following meanings:

“Additions and Substitutions” has the meaning provided in Section 2(a).

“Authorized Officer” of Pledgor means any officer, trustee, managing member or general partner (or any officer thereof), as applicable, as to whom Pledgor shall have delivered notice to Secured Party that such trustee, managing member, general partner or officer is authorized to act hereunder on behalf of Pledgor. The managing member of Pledgor shall be an Authorized Officer without the provision of such notice.

“Base Number” means the product of the Number of Options and the Option Entitlement, each as defined in the Collar Transaction Documents.

“Business Day” shall mean any day on which commercial banks are open for general business in New York City.

“Cash” means U.S. dollars.

“Collateral” has the meaning provided in Section 2(a).

“Collateral Account” means the securities account (as defined in Section 8-501 of the UCC) titled “Bank of America Collateral Account of Greenlady II, LLC” and established and maintained at Bane of America Securities LLC.

“Collateral Deficiency” means, at any time, the failure of the Collateral to include, as Eligible Collateral, Shares at least equal in number to the Base Number or Substitute Collateral having a value equal to 105% of the net amount of the Secured Obligations outstanding at such time as determined by the Secured Party.

“Collateral Event of Default” means (A) a Collateral Deficiency continues unremedied on the Business Day following notice from Secured Party or (B) failure at any time of the Security Interests to constitute valid and perfected security interests in all of the Collateral, subject to no prior or equal Lien in favor of any Person other than Secured Party (or any Affiliate thereof), or assertion of such by Pledgor in writing, or (C) any material misrepresentation, breach of warranty or breach of covenant hereunder.

“Control” means “control” as defined in Section 8-106 and Section 9-106 of the UCC.

“Credit Agreement” has the meaning ascribed to such term in the preamble of this Agreement.

“Custodian” means Bane of America Securities LLC.

“Default Event” means (i) any Event of Default with respect to Pledgor under the Collar Transaction Documents, (ii) any Event of Default under the Credit Agreement and (iii) any Collateral Event of Default hereunder.

“Eligible Collateral” means Shares, Substitute Collateral and, for purposes of Section 5(k), Eligible Collateral within the meaning of such Section 5(k) or other collateral acceptable to Secured Party in its sole discretion, provided in each case that Pledgor has good and marketable title thereto, free of all Liens (other than the Security Interests) and Transfer Restrictions (other than any Existing Transfer Restrictions) and that Secured Party has a valid, first priority perfected security interest therein, a first lien thereon and, if applicable, Control with respect thereto.

“Existing Transfer Restrictions” means Transfer Restrictions existing due to the Shares being “restricted securities” and “control securities” within the meaning of Rule 144 under the Securities Act and those contained in the certificate of incorporation of the Issuer as in effect on the date hereof.

“Greenlady” means Greenlady Corp., a Delaware corporation.

“Initial Shares” means 170,000,000 Shares.

“ISDA Receivable” has the meaning provided in Section 2(a).

“Issuer” means The DIRECTV Group, Inc. The term “Issuer” shall also include the issuer of any shares which holders of The DIRECTV Group, Inc. shares receive as a result of a spinoff, recapitalization, merger, consolidation or other corporate action of the applicable Issuer.

“Lien” means any lien, mortgage, security interest, pledge, charge or encumbrance of any kind.

“Location” means, with respect to any party, the place such party is located within the meaning of Section 9-307 of the UCC.

“Margin Deficiency” means at any time, with respect to each Tranche (as defined in the Credit Agreement) the excess, if any, of (i) the aggregate of all Proceeds (as defined in the Credit Agreement) advanced by the Lender under the Credit Agreement related to such Tranche and not repaid at that time over (ii) the aggregate Maximum Loan Value (as defined in the Credit Agreement) of the Eligible Collateral allocated to such Tranche at that time.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Pledged Items” means, as of any date, any and all securities (or security entitlements with respect thereto) and instruments, cash, financial assets or other property delivered by Pledgor to be held by or on behalf of Secured Party under this Pledge Agreement as Collateral, including without limitation the Initial Shares delivered pursuant to Section 5.

“Pledgor” has the meaning ascribed to such term in the introductory paragraph of this Agreement.

“Secured Obligations” means, at any time, any and all obligations, covenants and agreements of any kind whatsoever of Pledgor to Secured Party under (i) the Collar Transaction Documents, (ii) the Credit Agreement, (iii) each Note and (iv) this Pledge Agreement, whether with respect to the payment of money, delivery of securities or other instruments or property or otherwise, whether now in existence or hereafter arising.

“Secured Party” has the meaning ascribed to such term in the introductory paragraph of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Interests” means the security interests in the Collateral created hereby.

“Shares” means the shares of the relevant Issuer. The initial Shares are shares of the common stock of The DIRECTV Group, Inc.

“Substitute Collateral” has the meaning provided in Section 5(k).

“Transfer Restrictions” means, with respect to any property or item of Collateral (including, in the case of securities, security entitlements in respect thereof), any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such property or item of Collateral or to exercise or enforce the provisions thereof or of any document related thereto whether set forth in such property or item of Collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any pledge, sale, assignment, transfer or exercise or enforcement of, or with respect to, such property or item of Collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such property or item of Collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such property or item of Collateral, prior to the sale, pledge, assignment or other transfer or exercise or enforcement of, or with respect to, such property or item of Collateral, (iv) any registration or qualification requirement or prospectus delivery requirement for such property or item of Collateral pursuant to any federal, state or foreign securities law (including, without limitation, any such requirement arising under the Securities Act) and (v) any legend or other notification appearing on any certificate representing such property or item of Collateral to the effect that any such condition or restriction exists, provided however, that the required delivery of any assignment, stock power, instruction or entitlement order from the seller, pledgor, assignor or transferor of a security or other item of Collateral, together with any evidence of the authority of the Person executing or delivering such assignment, stock power, instruction or entitlement order, shall not constitute a “Transfer Restriction”.

“Treasury Obligations” means negotiable obligations issued by the United States Treasury Department which (i) are unconditional direct obligations of the United States of America; (ii) are debt obligations in a stated principal amount having a fixed maturity and cannot be called by, or put to, the issuer prior to the stated maturity; (iii) bear interest on the stated principal amount at a non-variable fixed rate until maturity (or, in the case of obligations having an original maturity at issuance of one year or less, bear no interest at all) and (iv) are issued in uncertificated form and are transferable only on the securities transfer system of the Federal Reserve System. For purposes of this Pledge Agreement, Treasury Obligations shall be valued as Eligible Collateral at the following percentages of their stated principal amount, based on their remaining term to maturity: One year or less, 99.5%; more than one year, but not more than five years, 98%; more than five years; 95%.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

2.         The Security Interests. In order to secure the full and punctual observance and performance by Pledgor of all Secured Obligations:

(a) Pledgor hereby assigns and pledges to Secured Party and grants to Secured Party, security interests in and to, and a lien upon and right of set-off against, and transfers to Secured Party, as and by way of a security interest having priority over all other security interests, with power of sale, all of its right, title and interest in and to

(i) the Pledged Items; (ii) subject to Section 6(a), all additions to and substitutions for any Pledged Items including without limitation any additional or substitute shares of any capital stock of any class (such additions and substitutions, the “Additions and Substitutions”); (iii) all of Pledgor’s right, title and interest in and to the Collar Transaction Documents, including any amount payable at the maturity or upon the termination of the Collar Transaction Documents or any portion thereof (the “ISDA Receivable”); (iv) subject to Section 6(a), the Collateral Account and all cash, securities and other financial assets (each as defined in Section 8-102 of the UCC), including the Pledged Items and the Additions and Substitutions, and other funds, property or assets from time to time held therein or credited thereto; (v) subject to Section 6(a), all interest, income, proceeds, distributions and collections received or to be received, or derived or to be derived, now or any time hereafter (whether before or after the commencement of any proceeding under applicable bankruptcy, insolvency or similar law, by or against Pledgor, with respect to Pledgor) from or in connection with any of the foregoing (including, without limitation, any shares of capital stock issued by any issuer in respect of any Shares or other securities constituting Collateral or any cash, securities or other property distributed in respect of or exchanged for any Shares or other securities constituting Collateral, or into which any such Shares or other securities are converted, in connection with any merger or similar event or otherwise, and any security entitlements in respect of any of the foregoing); and (vi) all powers and rights now owned or hereafter acquired under or with respect to the Pledged Items or the Additions and Substitutions (such Pledged Items, Additions and Substitutions, ISDA Receivable, proceeds, collections, powers, rights, the Collateral Account and assets held therein or credited thereto being herein collectively called the “Collateral”). Secured Party shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to Secured Party by this Pledge Agreement. For the avoidance of doubt, the Collateral shall not include the Delta DTV Shares (as such term is defined in the Operating Agreement of the Pledgor).

(b) On or prior to the date hereof, Pledgor shall deliver to Secured Party in the manner described in Section 5(c) in pledge hereunder Eligible Collateral consisting of the Initial Shares.

(c) In the event that the Issuer at any time issues to Pledgor in respect of any Shares constituting Collateral hereunder any Additions or Substitutions, Pledgor shall immediately pledge and deliver to Secured Party in accordance with Section 5(c) all Additions and Substitutions as additional Collateral hereunder, subject to Section 6(a).

(d) The parties hereto expressly agree that (i) all rights, assets and property at any time held in or credited to the Collateral Account shall be treated as financial assets (as defined in Section 8-102 of the UCC) and (ii) until all Secured Obligations are satisfied in full and the Commitment is terminated, Custodian will act only on entitlement orders (as defined in Section 8-102 of the UCC) or other instructions of Secured Party (without further consent of Pledgor).

(e) Notwithstanding anything contained in the Collar Transaction Documents to the contrary, all amounts payable by Secured Party thereunder shall be paid into the Collateral Account.

3.         Representations and Warranties of Pledgor. Pledgor hereby represents, warrants and covenants to Secured Party on the date hereof, on the date that the Loans (as defined under the Credit Agreement) are made under the Credit Agreement and on each date on which Pledgor delivers or Secured Party otherwise receives Collateral that:

(a) Pledgor (i) owns and, at all times prior to the release of the Collateral pursuant to the terms of this Pledge Agreement, will own the Collateral free and clear of any Liens (other than the Security Interests) or Transfer Restrictions (other than any Existing Transfer Restrictions) and (ii) is not and will not become a party to or otherwise be bound by any agreement, other than this Pledge Agreement and the Credit Agreement that (x) restricts in any manner the rights of any present or future owner of the Collateral with respect thereto or (y) provides any Person other than Pledgor, Secured Party or any securities intermediary through whom any Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) with Control with respect to any Collateral.

(b) Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests, no financing statement, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien, security interest or other encumbrance of any kind on such Collateral.

(c) Upon (i) the delivery of certificates evidencing any Collateral consisting of Shares or other securities, as applicable, to Secured Party in accordance with Section 5(c)(A) or (ii) the crediting of any securities or other financial assets or of any cash to the Collateral Account, Secured Party will have a valid and perfected security interest in such Collateral, subject to no prior Lien.

(d) Except for the filing of a UCC financing statement in the Location of Pledgor, no registration, recordation or filing with any governmental body, agency or official, other than such as have been made, is required in connection with the execution and delivery of this Pledge Agreement or necessary for the validity or enforceability hereof or thereof or for the perfection or enforcement of the Security Interests.

(e) Pledgor has not performed and will not perform any acts that might prevent Secured Party from enforcing any of the terms of this Pledge Agreement or that might limit Secured Party in any such enforcement.

(f) The Location of Pledgor is Delaware.

4.         Certain Covenants of Pledgor. Pledgor agrees that, so long as any Secured Obligation remains outstanding:

(a) Upon notice from Secured Party as provided herein that a Collateral Deficiency exists, Pledgor shall pledge additional Eligible Collateral in the manner described in Sections 5(b) and 5(c) as necessary to cause such Collateral Deficiency to cease to exist.

(b) Pledgor shall, at the expense of Pledgor and in such manner and form as Secured Party may require, give, execute, deliver, file and record any financing statement, notice, instrument, document, undated stock or bond powers or other instruments of transfer, agreement or other papers that may in Secured Party’s sole discretion be necessary or desirable in order (i) to create, preserve, perfect, substantiate or validate any security interest granted pursuant hereto, (ii) to create or maintain Control with respect to any such security interests in the Collateral or any part thereof or (iii) to enable Secured Party to exercise and enforce its rights hereunder with respect to such security interest. To the extent permitted by applicable law, Pledgor hereby authorizes Secured Party to execute and file, in the name of Pledgor as debtor, UCC financing or continuation statements that Secured Party in its sole discretion may deem necessary or desirable to further perfect, or maintain the perfection of, the Security Interests.

(c) Pledgor shall warrant and defend its title to the Collateral, subject to the rights of Secured Party, against the claims and demands of all persons. Secured Party may elect, but without an obligation to do so, to discharge any Lien of any third party on any of the Collateral.

(d) Pledgor agrees that it shall not (1) change its name or identity or its organizational structure in any manner or (2) change its Location, unless in any such case (A) it shall have given Secured Party not less than 30 days’ prior notice thereof and (B) such change shall not cause any of the Security Interests to become unperfected, cause Secured Party to cease to have Control in respect of any of the Security Interests in any Collateral consisting of investment property (as defined in Section 9-102(a)(49) of the UCC) or subject any Collateral to any other Lien.

(e) Pledgor agrees that it shall not (1) create or permit to exist any Lien (other than the Security Interests) upon or with respect to the Collateral (2) create or approve any Transfer Restriction (other than any Existing Transfer Restrictions) upon or with respect to the Collateral, (3) sell or otherwise dispose of, or grant any option with respect to, any of the Collateral (other than those contemplated by the terms of the Collateral) or (4) enter into or consent to any agreement pursuant to which any Person other than Pledgor, Secured Party and any securities intermediary through whom any of the Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) has or will have Control in respect of any Collateral.

5.         Administration of the Collateral and Valuation of the Securities.

(a) Secured Party shall determine on each Business Day whether a Collateral Event of Default shall have occurred.

(b) Pledgor may pledge additional Eligible Collateral hereunder at any time. Concurrently with the delivery of any such additional Eligible Collateral, Pledgor shall deliver to Secured Party a certificate of Pledgor in form and substance reasonably satisfactory to Secured Party and dated the date of such delivery (A) identifying the additional items of Collateral being pledged and (B) repeating the representations, warranties and covenants set forth in Section 3 with respect to such additional items of Collateral (as modified by any change in Pledgor’s Location as notified to Secured Party in accordance with Section 4(d) hereof or by any change in Pledgor’s status as notified to Secured Party in accordance with Section 4(d) hereof). Pledgor hereby covenants and agrees to take all actions required to create for the benefit of Secured Party a valid, first priority, perfected security interest in, and a first lien upon, such additional Eligible Collateral, as to which Secured Party will have Control, if applicable.

(c) Delivery of the Initial Shares shall be effected by physical delivery to the Secured Party of certificates evidencing the Initial Shares registered in the name of Greenlady or the Pledgor, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to Custodian and the crediting by Custodian of such securities to the Collateral Account; provided that, if any Initial Shares so delivered are registered in the name of Greenlady, Pledgor shall cause such Initial Shares to be reregistered in the name of Pledgor within five Business Days after the date hereof and certificates evidencing such reregistered Shares shall be delivered in accordance with clause (A) below. Subject to the foregoing, any delivery by Pledgor of securities as Collateral shall be effected (A) in the case of Collateral consisting of certificated securities registered in the name of Pledgor, by delivery of certificates representing such securities to Secured Party, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to Custodian and Secured Party and the crediting by Custodian of such securities to the Collateral Account, (B) in the case of shares or other securities in respect of which security entitlements are held by Pledgor through a securities intermediary (including, without limitation, Secured Party or Custodian), by the crediting of such shares or other securities, accompanied by any required transfer tax stamps, to a securities account of Custodian at such securities intermediary, including Custodian, or, at the option of Custodian at another securities intermediary satisfactory to Custodian and Secured Party and the crediting by Custodian of such securities to the Collateral Account or (C) in any case, by complying with such alternative delivery instructions as Secured Party shall provide to Pledgor in writing. Upon delivery of any such Pledged Item under this Agreement, Secured Party or Custodian may examine such Pledged Item and any certificates delivered pursuant to Section 5(b) or otherwise pursuant to the terms hereof in connection therewith to determine that they comply as to form with the requirements for Collateral herein.

(d) Any delivery by Pledgor of Cash as Collateral shall be effected by the delivery of such Cash to the Collateral Account.

(e) If on any Business Day Secured Party determines that a Collateral Event of Default shall have occurred, Secured Party shall promptly notify Pledgor of such determination by telephone call to an Authorized Officer of Pledgor followed by a written confirmation of such call.

(f) If on any Business Day after the end of the Availability Period in respect of a Tranche or the termination of all Commitments applicable to such Tranche, Secured Party determines that no Default Event or failure by Pledgor to meet any of its obligations under Sections 4 or 5 hereof has occurred and is continuing, Pledgor may obtain the release from the Security Interests of any Collateral allocated to such Tranche provided that, after such release, no Collateral Event of Default would occur and, if applicable, Section 5(k) was complied with and provided further, such release does not create or increase a Margin Deficiency in respect of such Tranche.

(g) If on any Business Day after the payment in full of all amounts owed under the Credit Agreement and the permanent termination of all Commitments thereunder, Secured Party determines that no Default Event or failure by Pledgor to meet any of its obligations under Sections 4 or 5 hereof has occurred and is continuing, Pledgor may obtain the release from the Security Interests of any Collateral provided that, after such release, no Collateral Event of Default would occur and, if applicable, Section 5(k) was complied with.

(h) Subject to Existing Transfer Restrictions, Secured Party may at any time or from time to time, but only after the occurrence of a Default Event that is continuing at such time or with the prior consent of Pledgor, cause any or all of the Shares pledged hereunder not registered in the name of the Secured Party or its nominee to be transferred of record into the name of Secured Party or its nominee. Pledgor shall promptly give to Secured Party copies of any notices or other communications received by Pledgor with respect to Shares pledged hereunder registered, or held through a securities intermediary, in the name of Pledgor or Pledgor’s nominee and Secured Party shall promptly give to Pledgor copies of any notices and communications received by Secured Party with respect to Shares pledged hereunder registered, or held through a securities intermediary, in the name of Secured Party or Secured Party’s nominee.

(i) Pledgor agrees that Pledgor shall forthwith upon demand pay to Secured Party:

i.     the amount of any taxes that Secured Party may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon, and

ii.    the amount of any and all out-of-pocket expenses, including the reasonable fees and disbursements of counsel and of any other experts, that Secured Party may incur in connection with (A) the enforcement of this Pledge Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of the Security Interests, (B) the collection, sale or other disposition of any of the Collateral or (C) the exercise by Secured Party of any of the rights conferred upon it hereunder.

Any such amount not paid on demand shall bear interest (computed on the basis of a year of 360 days and payable for the actual number of days elapsed) at a rate per annum equal to 1% plus the prime rate as published in The Wall Street Journal, Eastern Edition in effect from time to time during the period from the date hereof to the date of the termination of this Pledge Agreement.

(j) Pledgor hereby acknowledges that during such time as any Collateral is held by Secured Party pursuant to the terms of this Pledge Agreement, Pledgor will not receive periodic account statements with respect to the value thereof.

(k) Unless a Default Event shall have occurred and is continuing, Pledgor shall be entitled, upon not less than two Business Days’ prior written notice to Secured Party, to withdraw all but not less than all of the Shares from the lien created herein upon (x) delivering to Secured Party Substitute Collateral having a market value at least equal to 105% of the aggregate amount of the Secured Obligations then outstanding, on the date of such delivery, and (y) taking such other actions as Secured Party may reasonably require to create for the benefit of Secured Party a valid and perfected security interest in such Substitute Collateral, a first lien thereon and, if applicable, Control of Secured Party with respect thereto. The “Substitute Collateral” shall consist of (i) Treasury Obligations, (ii) cash or (iii) such other securities as Secured Party may approve. Pledgor shall make each delivery of Substitute Collateral to Secured Party in a manner prescribed by Section 5(c) or 5(d) hereof. Pledgor shall make deliveries of additional Substitute Collateral on a daily basis as necessary so that the market value of the Substitute Collateral pledged is at least equal to 105% of the aggregate amount of the Secured Obligations then outstanding, determined daily. Provided that no Default Event has occurred and is continuing, if at the close of business on any Business Day the aggregate market value of the Substitute Collateral pledged hereunder exceeds 108% of the aggregate amount of the Secured Obligations then outstanding, Secured Party shall upon written notice by Pledgor release Substitute Collateral from the lien created herein and return them to Pledgor to the extent that the aggregate market value of such Substitute Collateral exceeds 108% of the aggregate amount of the Secured Obligations then outstanding. All calculations of the market value of Substitute Collateral shall be made in good faith by Secured Party on a “mark-to-market” basis.

(1) For the avoidance of doubt, the parties acknowledge that Secured Party shall have no right to rehypothecate the Collateral prior to a Default Event.

(m) As of the date hereof, the Collateral allocated to each Tranche shall be as set forth in Schedule 1 hereto. Any Additions and Substitutions in respect of specific Collateral shall be allocated to the Tranche to which such Collateral relates. In connection with any Collateral Adjustment, the Borrower shall allocate the additional Collateral pledged to a specific Tranche by providing written notice of such allocation to the Secured Party on or prior to the date of such Collateral Adjustment.

6.         Income and Voting Rights in Collateral.

(a) For so long as no Default Event shall have occurred and be continuing, Secured Party shall have the right to receive and retain as Collateral hereunder all proceeds of the Collateral provided that the Pledgor shall be entitled to receive and retain any dividends, interest and other distributions that it is entitled to receive as holder of the Shares and if and when such dividends, interest and other distributions do not or no longer constitute (as applicable) Restricted Payments that would be prohibited by Section 7.06 of the Credit Agreement if such dividends, interest and other distributions were to be distributed in respect of the equity interests in Pledgor, such dividends, interests and other distributions shall, thereupon, be free and clear of all Liens created hereunder. If a Default Event shall have occurred and be continuing, Secured Party shall have the right to receive and retain as Collateral hereunder all proceeds (including, without limitation, any dividends, interest and other distributions) of the Collateral, and Pledgor shall in each case take all such action as Secured Party shall reasonably deem necessary or appropriate to give effect to such right. All such proceeds that are received by Pledgor contrary to the provisions of this Pledge Agreement shall be received in trust for the benefit of Secured Party and, if Secured Party so directs, shall be segregated from other funds of Pledgor and shall, forthwith upon demand by Secured Party, be delivered over to Secured Party as Collateral in the same form as received (with any necessary endorsement). Notwithstanding the foregoing, if Pledgor shall be required under the Collar Transaction Documents to deliver any dividend or other distribution to Secured Party, then if and to the extent that such dividend or other distribution is received into or credited to the Collateral Account, Pledgor may instruct Secured Party to satisfy Pledgor’s obligation to pay or deliver such dividend or other distribution to Secured Party pursuant to the Collar Transaction Documents by applying such dividend or distribution to such obligation. Otherwise, so long as no Default Event shall have occurred and be continuing, Secured Party shall promptly deliver over to Pledgor any dividends, interest and other distributions received in or credited to the Collateral Account.

(b) At all times prior to the disposition of any Shares by the Secured Party pursuant to Section 7 hereof, Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral for all purposes, provided that the Pledgor agrees that the Pledgor will not vote the Shares in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement or any Collateral Transaction Document or would reasonably be expected to have a material adverse effect on the value of the Shares or the Secured Party’s interest therein. For the avoidance of doubt, the Secured Party shall have no voting rights with respect to the Shares, except to the extent that the Secured Party buys any Shares in a sale or other disposition made pursuant to Section 7.

(c) If a Default Event shall have occurred and be continuing, all proceeds that are received by Pledgor shall be received in trust for the benefit of Secured Party, shall be segregated from other property of Pledgor and shall immediately be delivered over to Secured Party as Collateral in the same form as received (with any necessary endorsement).

7.         Remedies upon Default Events.

(a) Subject to Section 7(b) below, if any Default Event shall have occurred and be continuing, Secured Party may exercise all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, may:

(i)           deliver or cause to be delivered to itself or to an affiliate from the Collateral Account, Collateral consisting of Shares with a value sufficient to satisfy in full all Secured Obligations, whereupon Secured Party shall hold such Shares absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Pledgor has or may have under any law now existing or hereafter adopted;

(ii)          sell such Collateral as may be necessary to generate proceeds sufficient to satisfy in full all Secured Obligations, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as Secured Party may deem satisfactory;

(iii)         collect any amounts payable under the ISDA Receivable and apply such amounts against any Secured Obligation;

(iv)         take any combination of the actions described in clauses (i), (ii) and (iii) above.

Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as Secured Party deems necessary or advisable in order that any such sale, may be made in compliance with law. Upon any such sale Secured Party shall have the right to deliver, assign and transfer to the buyer thereof the Collateral so sold. Each buyer at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Pledgor has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 9-611 of the UCC shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker’s board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as Secured Party may determine. Secured Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the sale price is paid by the buyer thereof, but Secured Party shall not incur any liability in case of the failure of such buyer to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

(b) The Pledgor and the Secured Party agree that (i) the Secured Party shall not be entitled to exercise its remedies hereunder in a manner that would cause it to become at any one time the beneficial owner of more than 9.9% of the common shares of the Issuer then outstanding and (ii) the Secured Party will not sell, in any single transaction, to one or more purchasers, an amount of Shares representing Shares in excess of 9.9% of the common shares of the Issuer then outstanding. The Pledgor hereby (x) acknowledges that selling or otherwise disposing of the Collateral in accordance with the restrictions set forth in this Section 7(b) may result in prices and terms less favorable to the Secured Party than those that could be obtained by selling or otherwise disposing of the Shares in a single transaction to a single purchaser and (y) agrees and acknowledges that no method of sale or other disposition of Collateral shall be deemed commercially unreasonable because of any action taken or not taken by the Secured Party to comply with such restrictions.

(c) Pledgor hereby irrevocably appoints Secured Party its true and lawful attorney, with full power of substitution, in the name of Pledgor, Secured Party or otherwise, for the sole use and benefit of Secured Party, but at the expense of Pledgor, to the extent permitted by law, to exercise, at any time and from time to time while a Default Event has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

i.             to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

ii.            to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

iii.           to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if Secured Party were the absolute owner thereof (including, without limitation, the giving of instructions and entitlement orders in respect thereof), and

iv.           to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that Secured Party shall give Pledgor not less than one day’s prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral that threatens to decline speedily in value, including, without limitation, equity securities, or is of a type customarily sold on a recognized market. Secured Party and Pledgor agree that such notice constitutes “reasonable authenticated notification of disposition” within the meaning of Section 9-611 of the UCC. Pledgor and Secured Party hereby acknowledge and agree that the Shares are of a type (or are convertible into securities of a type) customarily sold on a recognized market.

(d) Upon any delivery or sale of all or any part of any Collateral made either under the power of delivery or sale given hereunder or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Pledge Agreement, Secured Party is hereby irrevocably appointed the true and lawful attorney of Pledgor, in the name and stead of Pledgor, to make all necessary deeds, bills of sale, instruments of assignment, transfer or conveyance of the property, and all instructions and entitlement orders in respect of the property, thus delivered or sold. For that purpose Secured Party may execute all such documents, instruments, instructions and entitlement orders. This power of attorney shall be deemed coupled with an interest, and Pledgor hereby ratifies and confirms that which Pledgor’s attorney acting under such power, or such attorney’s successors or agents, shall lawfully do by virtue of this Pledge Agreement. If so requested by Secured Party or by any buyer of the Collateral or a portion thereof, Pledgor shall further ratify and confirm any such delivery or sale by executing and delivering to Secured Party or to such buyer or buyers at the expense of Pledgor all proper deeds, bills of sale, instruments of assignment, conveyance or transfer, releases, instructions and entitlement orders as may be designated in any such request.

(e) If a Default Event shall have occurred and be continuing, Secured Party may proceed to realize upon the Security Interests in the Collateral against any one or more of the types of Collateral, at any time, as Secured Party shall determine in its sole discretion subject to the foregoing provisions of this Section 7. The proceeds of any sale of, or other realization upon, or other receipt from, any of the Collateral shall be applied by Secured Party in the following order of priorities:

first, to the payment to Secured Party of the expenses of such sale or other realization, including reasonable compensation to the agents and counsel of Secured Party, and all expenses, liabilities and advances incurred or made by Secured Party in connection therewith, including brokerage fees in connection with the sale by Secured Party of any Collateral;

second, to the payment to Secured Party of the aggregate amount (or the value of any delivery or other performance) owed by Pledgor to Secured Party under the Secured Obligations;

finally, if all of the Secured Obligations have been fully discharged or sufficient funds have been set aside by Secured Party at the request of Pledgor for the discharge thereof, any remaining proceeds shall be released to Pledgor.

8.         Netting and Set-off.

(a) If on any date, cash would otherwise be payable or Shares or other property would otherwise be deliverable pursuant to the Collar Transaction Documents, the Credit Agreement or this Pledge Agreement, as applicable, by Secured Party to Pledgor and by Pledgor to Secured Party, and the type of property required to be paid or delivered by each such party on such date is the same, then, on such date, each such party’s obligation to make such payment or delivery will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable or deliverable by one such party exceeds the aggregate amount that would otherwise have been payable or deliverable by the other such party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable or deliverable to pay or deliver to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

(b) In addition to and without limiting any right, for so long as such Default Event is continuing, to set off that Secured Party may have as a matter of law, pursuant to contract or otherwise, the occurrence of any Default Event shall constitute an Event of Default with respect to Pledgor under the Collar Transaction Documents and an Event of Default with respect to Pledgor under the Credit Agreement, and Secured Party shall have the right to terminate, liquidate, accelerate and otherwise close out all transactions under the Collar Transaction Documents and the Credit Agreement pursuant to the default provisions thereof and may reduce any amount payable by or other obligation of Secured Party to Pledgor by its set-off against any amount payable by Pledgor to Secured Party (whether or not arising under the Collar Transaction Documents or the Credit Agreement, matured or contingent and irrespective of the currency, place of payment or place of booking of the obligation). To the extent that such amounts are set off, such obligations will be discharged promptly and in all respects. Secured Party shall give notice to Pledgor after any set-off effected pursuant to this Section 8.

(c) In the exercise of its set-off rights as set forth in this Section 8, upon the occurrence and during the continuation of a Default Event, Secured Party may set off any obligation it may have to release from the Security Interests or return to Pledgor any Collateral pursuant to the terms of this Pledge Agreement against any right Secured Party or any of its affiliates may have against Pledgor pursuant to this Pledge Agreement or any other agreement between Pledgor and Secured Party, including, without limitation, any right to receive a payment or delivery pursuant to any provision of the Collar Transaction Documents, the Credit Agreement or this Pledge Agreement. In the case of a set-off of any obligation to return or replace assets against any right to receive assets of the same type, such obligation and right shall be set off in kind. In the case of a set-off of any obligation to return or replace assets against any right to receive assets of any other type, the value of each of such obligation and such right shall be reasonably determined by

Secured Party and the result of such set-off shall be that the net obligor shall pay or deliver to the other party an amount of cash or assets, at the net obligor’s option, with a value (reasonably determined, in the case of a delivery of assets, by Secured Party) equal to that of the net obligation. In determining the value of any obligation to release or deliver any securities or right to receive any securities, the value at any time of such obligation or right shall be determined by Secured Party by reference to the fair market value of such securities at such time. If an obligation or right is unascertained at the time of any such set-off, Secured Party may in good faith estimate the amount or value of such obligation or right, in which case set-off will be effected in respect of that estimate, and the relevant party shall account to the other party at the time such obligation or right is ascertained.

9.         Miscellaneous.

(a) To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Pledge Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

(b) Any provision of this Pledge Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Pledgor and Secured Party or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard forms of telecommunication. Notices to Pledgor shall be directed to Pledgor c/o Neal Dermer, Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, CO 80112, Telephone: 720-875-5419, Facsimile: 720-875-5915. Notices to Secured Party before May 5, 2008 shall be directed to it care of Bank of America, N.A. Attention: Equity Derivatives Group Middle Office, with copy to Equity Derivatives - Legal at 9 West 57th Street, 40th floor, NY, NY 10019. Notices to Secured Party after May 5, 2008 shall be directed to it care of Bank of America, N.A. Attention: Equity Derivatives Group Middle Office, with copy to Equity Derivatives – Legal* Bank of America Tower, 3rd Floor, One Bryant Park, NewYork, New York 10036-6715.

(d) All calculations and determinations required hereunder shall be made by Secured Party acting in good faith and in a reasonable manner.

(e)      THIS PLEDGE AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING HERETO SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE); PROVIDED THAT AS TO COLLATERAL LOCATED IN ANY

JURISDICTION OTHER THAN THE STATE OF NEW YORK, SECURED PARTY SHALL HAVE, IN ADDITION TO ANY RIGHTS UNDER THE LAW OF THE STATE OF NEW YORK, ALL OF THE RIGHTS TO WHICH A SECURED PARTY IS ENTITLED UNDER THE LAW OF SUCH OTHER JURISDICTION. THE PARTIES HERETO HEREBY AGREE CUSTODIAN’S JURISDICTION, WITHIN THE MEANING OF SECTION 8-110(e) OF THE UCC, INSOFAR AS IT ACTS AS A SECURITIES INTERMEDIARY HEREUNDER OR IN RESPECT HEREOF, IS THE STATE OF NEW YORK.

(f)       EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, TO THE EXTENT PERMITTED BY APPLICABLE LAW.

(g)      EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(h) This Pledge Agreement may be executed, acknowledged and delivered in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same agreement.

(i) The parties hereto agree and acknowledge that this Pledge Agreement and the Credit Agreement shall each be a “Credit Support Document” (as defined in the Collar Transaction Documents) under the Collar Transaction Documents with respect to Pledgor.

(j) Pledgor and Secured Party hereby agree that Section 7 of the ISDA Master constituting part of the Collar Transaction Documents shall not apply to Pledgor to the extent necessary for Pledgor to grant a security interest in the ISDA Receivable to Secured Party hereunder and for Secured Party to exercise the remedies set forth herein.

(k) Pledgor and Secured Party hereby agree that (a) the Credit Agreement, together with this Pledge Agreement, is a “securities contract” (as defined in Section 741(7) of the United States Bankruptcy Code (the “Bankruptcy Code”), (b) this Pledge Agreement and the Parent Guarantee entered into in connection with the Collar Transaction Documents are or will be a “security agreement or arrangement” or other “credit enhancement” that forms a part of such “securities contract” within the meaning of Section 362 of the Bankruptcy Code and (c) all transfers of cash, securities or other property under or in connection with the Credit Agreement or the Collar Transaction (including all pledges under this Pledge Agreement) to Secured Party are “transfers” made “by or to (or for the benefit of)” Secured Party as a “financial institution” or a

“financial participant” (each as defined in the Bankruptcy Code) within the meaning of Section 546(e) of the Bankruptcy Code and are “in connection with” a “securities contract” within the meaning of Section 546(e) and 548(d)(2) of the Bankruptcy Code.

(l) Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements herein contained by or on behalf of Pledgor and Secured Party shall bind, and inure to the benefit of, such party’s respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of the other party and its successors and assigns. Subject to the following, neither Pledgor nor Secured Party may assign its rights or obligations under this Pledge Agreement, except with the prior written consent of the other party, and any purported assignment without such prior written consent shall be void and of no effect. Notwithstanding the foregoing, Secured Party may, from time to time, without the consent of Pledgor assign all of its rights and obligations hereunder to an Eligible Assignee (as defined in the Credit Agreement) to which the Credit Agreement has been assigned provided that, Secured Party shall also assign its rights and obligations under the Collar Transaction Documents to the same extent and in connection with its assignment of the Credit Agreement to such Eligible Assignee, pursuant to the terms thereof.

10.       Termination of Pledge Agreement. This Pledge Agreement and the rights granted by Pledgor in the Collateral shall cease and terminate upon satisfaction in full of all of the Secured Obligations. Any Collateral remaining at the time of such termination shall be fully released and discharged from the Security Interests and delivered to Pledgor by Secured Party, all at the request and expense of Pledgor.

11.       Relationship to Collar Transaction Documents. The parties hereto acknowledge and agree that (a) in no event shall any provision of this Pledge Agreement, or the performance hereof, constitute a breach or violation of, or default under, the Collar Transaction Documents and (b) in the event that, upon execution of documentation replacing and superseding the Transaction Acknowledgement, any relevant provisions of the Collar Transaction Documents then in effect differ in any material respect from those of the Transaction Acknowledgement, the parties will negotiate in good faith to modify this Agreement in a manner that preserves the economic intent of the parties and the Lien intended to be created hereby.

IN WITNESS WHEREOF, the parties have signed this Pledge Agreement as of the date and year first above written.

PLEDGOR:			SECURED PARTY:

GREENLADY II, LLC			BANK OF AMERICA, N.A.
By:	Greenlady Corp., its sole Managing member

By:	/s/ David J.A. Flowers		By:	/s/ William Brett
	Name:	David J.A. Flowers		Name: William Brett
	Title:	Senior Vice President		Title: Managing Director

Accepted and agreed solely for purposes of
Sections 2(b) and 9(e) hereof:

BANC OF AMERICA SECURITIES LLC

By:	/s/ William Brett
Name: William Brett
Title: Managing Director

Signature Page- Pledge Agreement

SCHEDULE 1

Tranches under the Credit Agreement	Share Allocations as of April 9, 2008
1	36,960,114
2	26,718,446
3	21,121,697
4	22,426,211
5	27,175,982
6	35,597,550

Total Shares:	170,000,000

Signature Page - Pledge Agreement